 Registrant requests automatic effectiveness upon filing as per Rule 462 of the
                             Securities Act of 1933


      As filed with the Securities and Exchange Commission on July 6, 2000
                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ---------------

                         Merge Technologies Incorporated
               (Exact name of issuer as specified in its charter)

        Wisconsin                                               39-1600938
------------------------                                   ---------------------
(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)

1126 South 70th Street, Suite 107B, Milwaukee, Wisconsin         53214-3151
(Address of Principal Executive Offices)                         (Zip Code)

            Merge Technologies Incorporated 2000 Stock Purchase Plan

                            (Full title of the plan)

                         William C. Mortimore, President
                         Merge Technologies Incorporated
                       1126 South 70th Street, Suite 107B
                         Milwaukee, Wisconsin 53214-3151

                                 With a copy to:

                           Mitchell D. Goldsmith, Esq.
                              Jane Negronida, Esq.
                             Shefsky & Froelich Ltd.
                           444 N. Michigan, Suite 2500
                             Chicago, Illinois 60611

                     (Name and address of agent for service)

                                 (414) 977-4000

          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
  Title of Securities        Amount to be         Proposed Maximum       Proposed Maximum           Amount of
   to be Registered           Registered           Offering Price       Aggregate Offering      Registration Fee
                                                      Per Share                Price
--------------------------------------------------------------------------------------------------------------------
   Common Stock, par            750,000                 2.375                1,781,250               470.25
      value $.01
--------------------------------------------------------------------------------------------------------------------

(1) Subject to increase (or decrease) in accordance with Rule 416 of Regulation C to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Registrant which results in a change in the number of shares issuable pursuant to outstanding awards under the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of Regulation C, on the basis of the average of the high and low prices of the shares of common stock of the Registrant on the Nasdaq SmallCap Market on July 3, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The documents listed below are hereby incorporated by reference into this Registration Statement:

         1. The Company's Annual Report on Form 10-KSB, for fiscal year ended December 31, 1999.

         2. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2000.

         3. The Company's Proxy Statement for the 2000 Annual Meeting of Shareholders.

         4. The Company's Registration Statement on Form 8-A dated January 9, 1998.

         5. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Prospectus.

         All documents filed subsequently to the foregoing by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                                  (See Item 3)

Item 5.  Interests of Named Experts and Counsel.


                                 Not Applicable

Item 6.  Indemnification of Directors and Officers.


         The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such a person was a party because he or she was a director or officer of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had a reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required to be permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

         Under Article X of the Registrant's Amended and Restated By-laws, directors and officers are indemnified against liability which they may incur in their capacities as such to the full extent provided by applicable law and, in addition, in accordance with any other rights such persons may have under a resolution of the shareholders of the Registrant, a resolution of its Board of Directors or under the Registrant's Restated Articles of Incorporation, as amended and restated from time to time, or pursuant to any insurance policy, an agreement or otherwise.

        Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declarations of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Item 7.  Exemption from Registration Claimed.

                                 Not Applicable

Item 8.  Exhibits.

         The Exhibits to this Registration Statement are listed in the Exhibit Index on page 10 of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                        (i) To include any Prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic report filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

         2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 3, 2000.


                                      MERGE TECHNOLOGIES INCORPORATED


                                      By:  /s/ William C. Mortimore
                                          --------------------------------------
                                          William C. Mortimore
                                          President and Chief Executive Officer

                           GRANT OF POWER OF ATTORNEY

         Each person whose signature appears below as a Director and/or officer of Merge Technologies Incorporated hereby constitutes and appoints William C. Mortimore and Colleen M. Doan his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all subsequent amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                                                    TITLE                               DATE
----------                                                    -----                               ----
/s/ William C. Mortimore
------------------------------------
William C.  Mortimore                          President and Chief Executive Officer,         July 3, 2000
                                               Director


------------------------------------
Robert T.  Geras                               Director                                       July 3, 2000


/s/ Robert A. Barish
------------------------------------
Robert A.  Barish, M.D.                        Director                                       July 3, 2000


/s/ Dennis Brown
------------------------------------
Dennis Brown                                   Director                                       July 3, 2000


------------------------------------
Michael D.  Dunham                             Director                                       July 3, 2000


/s/ Douglas S. Harrington
------------------------------------
Douglas S.  Harrington, M.D.                   Director                                       July 3, 2000


/s/ Kevin E. Moley
------------------------------------
Kevin E.  Moley                                Director                                       July 3, 2000


/s/ Hymie S. Negin
------------------------------------
Hymie S. Negin                                 Director                                       July 3, 2000

/s/ Colleen M. Doan
------------------------------------
Colleen M. Doan                                Chief Financial Officer, Secretary and
                                               Treasurer (Principal Accounting Officer and
                                               Principal Financial Officer)                   July 3, 2000

                                    EXHIBITS

Exhibit No.
-----------

      4      Merge Technologies Incorporated 2000 Stock Purchase Plan (1)

      5      Opinion of Michael, Best & Friedrich, LLP re: legality

    23.1     Consent of Michael, Best & Friedrich, LLP (included in Exhibit 5)

    23.2     Consent of KPMG LLP

     24      Power of Attorney (see the Signature Page to this Registration
             Statement)

     99      None


(1) Incorporated by reference to the Company's Proxy Statement for the 2000 Annual Meeting of Shareholders.